Exhibit 10.31

FORM OF

CONTRIBUTION AGREEMENT

by and between

Gulfport Energy Corporation

and

Mammoth Energy Partners LP

Dated as of

October [    ], 2014

TABLE OF CONTENTS

ARTICLE 1 CONTRIBUTION		1
1.1	Contribution of Interests	1
1.2	Consideration	1
1.3	Tax Treatment	2
1.4	Unwind	2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF MAMMOTH		2
2.1	Organization of Mammoth	2
2.2	Power and Authority; Enforceability	2
2.3	No Violation; Necessary Approvals	3
2.4	Brokers’ Fees	3
2.5	Capitalization	3
2.6	Issuance of Common Units	4
2.7	Records	4
2.8	Mammoth Form S-1; Financial Statements	4
2.9	Transactions with Affiliates	5
2.10	Registration Rights	5
2.11	Disclosure	5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR		5
3.1	Organization of Contributor	5
3.2	Power and Authority; Enforceability	5
3.3	No Violation; Necessary Approvals	6
3.4	Title to Interests	6
3.5	Accredited Investor	6

ARTICLE 4 COVENANTS		7
4.1	General	7
4.2	Covenants of Contributor	7
4.3	Covenants of Mammoth	7
4.4	Confidentiality	8
4.5	Notice	8
4.6	Form S-1	8
4.7	Access	9
4.8	Non-Solicitation	10

i

ARTICLE 5 CLOSING		11
5.1	Conditions Precedent	11
5.2	Time and Place; Closing	12
5.3	Contributor’s Closing Deliveries	13
5.4	Mammoth’s Closing Deliveries	13

ARTICLE 6 TERMINATION		13
6.1	Termination	13
6.2	Effect of Termination	14

ARTICLE 7 INDEMNIFICATION		14
7.1	Indemnification	14
7.2	Indemnification Claim Procedures	14

ARTICLE 8 MISCELLANEOUS		15
8.1	Definitions	15
8.2	Entire Agreement	19
8.3	Assignment; Binding Effect	19
8.4	Notices	19
8.5	Specific Performance; Remedies	19
8.6	Headings	20
8.7	Governing Law	20
8.8	Amendment; Extensions; Waivers	20
8.9	Severability	20
8.10	Expenses	20
8.11	Counterparts; Effectiveness	20
8.12	Construction	20

ii

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of October [    ], 2014 (the “Effective Date”), is by and between Gulfport Energy Corporation, a Delaware corporation (“Contributor”), and Mammoth Energy Partners LP, a Delaware limited partnership (“Mammoth”). Contributor and Mammoth are hereinafter sometimes referred to individually as a “Party” and together as the “Parties.”

RECITALS

A. Contributor owns (i) a 50% limited liability company interest in each of Stingray Pressure Pumping LLC (“Stingray Pressure Pumping”) and Stingray Logistics LLC (“Stingray Logistics”), in each case subject to adjustment in accordance with the terms of the applicable limited liability company agreement (together, the “Stingray Interests”), (ii) a 25% limited liability company interest in Muskie Proppant LLC (“Muskie”), subject to adjustment in accordance with the terms of the limited liability company agreement (the “Muskie Interests”), and (iii) a 40% limited liability company interest in Bison Drilling & Field Services LLC (“Bison”), subject to adjustment in accordance with the terms of the limited liability company agreement (the “Bison Interests,” and together with the Stingray Interests and the Muskie Interests, the “Interests”).

B. Contributor desires to contribute the Interests to Mammoth for common units representing limited partner interests in Mammoth (the “Common Units”) and other consideration upon the terms and conditions hereinafter set forth.

C. Capitalized terms used but not immediately defined have the meanings ascribed to them in Section 8.1 of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

CONTRIBUTION

1.1 Contribution of Interests. At the Closing and subject to the terms and conditions contained in this Agreement, Contributor shall contribute, transfer, assign, convey and deliver to Mammoth (or a wholly-owned Subsidiary of Mammoth as directed by Mammoth), and Mammoth (or such Subsidiary) shall acquire and accept, all of Contributor’s right, title and interest held in the Interests.

1.2 Consideration. At the Closing, Mammoth shall, in exchange for the transfer of the Interests, issue to Contributor Common Units representing a 28% interest in Mammoth (the “Closing Consideration”).

1.3 Tax Treatment.

(a) The Parties intend for the transactions between them contemplated in this Agreement to qualify as a tax-free exchange under Section 721 of the Code and, in accordance therewith, the Parties acknowledge that Contributor, Holdings and Rhino will own one-hundred percent (100%) of all of the issued and outstanding Common Units immediately following the consummation of the Gulfport Contribution, the Holdings Contribution and the Rhino Contribution and immediately prior to the consummation of the IPO.

(b) Contributor and Mammoth hereby agree to the U.S. federal income tax treatment described in this Section 1.3, and neither Contributor nor Mammoth shall maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith.

1.4 Unwind. If the Gulfport Contribution is made but the IPO does not close for any reason, upon the Termination Date the Interests shall be returned to Contributor and Contributor shall return the Closing Consideration and this Agreement shall be null and void.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF MAMMOTH

Mammoth hereby represents and warrants to Contributor as of the Effective Date and as of the Closing Date (except to the extent that any such representation or warranty expressly relates to another date, in which case such representation or warranty shall be as of such date) as follows:

2.1 Organization of Mammoth. Mammoth (a) is a limited partnership duly organized, validly existing and in good standing under the Laws (as defined below in Section 2.3) of the State of Delaware, (b) is duly qualified to do business as a foreign limited partnership and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the limited partnership power and authority necessary to own or lease its properties and to carry on its business as currently conducted and (d) is not in breach or violation of, or default under, any provision of its Organizational Documents. Mammoth has not approved or taken any action, and there is not pending or, to Mammoth’s knowledge, threatened any action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of Mammoth.

2.2 Power and Authority; Enforceability. Mammoth has the relevant limited partnership power and authority necessary to execute and deliver this Agreement and each such other document contemplated hereby and any amendments or supplements to any of the foregoing (collectively, the “Transaction Documents”) to which Mammoth is a party, and to perform and consummate the transactions contemplated by the Gulfport Contribution (the “Transactions”). Mammoth has taken all action necessary to authorize the execution and delivery by Mammoth of each Transaction Document to which it is a party, the performance of Mammoth’s obligations thereunder, and the consummation by Mammoth of the Transactions, the

Holdings Contribution, the Rhino Contribution and the IPO (subject to final authorization of the Pricing Committee of the Board of Directors of the general partner of Mammoth, if applicable). Each Transaction Document to which Mammoth is a party has been duly authorized, executed and delivered by Mammoth, and constitutes the legal, valid and binding obligation of Mammoth, enforceable against Mammoth in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).

2.3 No Violation; Necessary Approvals. The execution and the delivery by Mammoth of this Agreement and the other Transaction Documents to which it is a party, the performance by Mammoth of its obligations hereunder and thereunder, and consummation of the Transactions, the Holdings Contribution, the Rhino Contribution and the IPO by Mammoth will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), Mammoth is a party or by which Mammoth is bound or any of its assets are subject, or (D) any provision of the Organizational Documents of Mammoth as in effect on the Closing Date; (ii) result in the imposition of any Lien upon any assets owned by Mammoth, or any Common Units owned by any of the unitholders of Mammoth; (iii) require any Consent under any Contract or Organizational Document to which Mammoth is a party or by which it is bound or any of its assets are subject, except for any such Consents as have been obtained; (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions, the Holdings Contribution, the Rhino Contribution or the IPO; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any equity interest in Mammoth, which have not been validly waived.

2.4 Brokers’ Fees. Mammoth has no liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions, the Holdings Contribution, the Rhino Contribution or the IPO for which Contributor could become directly or indirectly liable, other than any underwriter discounts and commissions incurred in connection with any sale of Common Units by Contributor.

2.5 Capitalization. As of the Closing, Mammoth will be authorized to issue an unlimited number of Common Units and all of the issued and outstanding equity interests in

Mammoth: (a) will have been duly authorized and validly issued, fully paid and nonassessable; (b) will have been issued in compliance with all applicable state and federal securities Laws; and (c) will not have been issued in breach or violation of, or will not cause as a result of the issuance thereof a default under, any Contract with or right granted to any other person. Subject to the following sentence, Mammoth has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under its Organizational Documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security interests in Mammoth, and has no obligation to issue any rights or instruments (“Equity Rights”). There are no Contracts with respect to the issuance, voting or transfer of any of the equity interest in Mammoth except as are or will be set forth in the Investor Rights Agreement, the Holdings Registration Rights Agreement, the Rhino Registration Rights Agreement, the Limited Partnership Agreement, the Underwriting Agreement or as will be described in the Prospectus or arising under applicable securities Laws. Mammoth is not obligated to redeem or otherwise acquire any of its outstanding Common Units or other equity interests. Prior to the Holdings Contribution, the Gulfport Contribution and the Rhino Contribution, Mammoth will not, directly or indirectly, control, own or have any Equity Interest in any Person.

2.6 Issuance of Common Units. The Common Units included in the Closing Consideration, when issued and delivered to Contributor in accordance with the terms of this Agreement for the consideration described in this Agreement, will have been (i) duly authorized and validly issued by Mammoth, (ii) fully paid and non-assessable, (iii) not subject to any preemptive or similar rights created by any Law or Order to which Mammoth is a party or by which it is bound and (iv) free and clear of all Liens, other than those created by Contributor, including but not limited to those arising from the Underwriting Agreement and arising under applicable securities Laws.

2.7 Records. The copies of the Organizational Documents of Mammoth that were provided to Contributor are accurate and complete and reflect all amendments made through the date hereof. Except as set forth in the Form S-1, no steps have been taken by Mammoth or its officers, directors, or unitholders to effect or authorize any further amendment or modification thereto. The minute books of Mammoth and the other records made available to Contributor for review were correct and complete as of the date of such review, no further entries have been made through the Effective Date, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the members, managers or any other governing body of each Mammoth taken by written consent, at a meeting, or otherwise since formation.

2.8 Mammoth Form S-1; Financial Statements. Mammoth has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1, File No. 333-198894 (the “Form S-1”). The combined financial statements of Redback Energy Services included in the Form S-1 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto and fairly present, in conformity in all material respects with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto), the combined financial position of Muskie, Bison, Bison

Trucking LLC, Panther Drilling Systems LLC, Redback Energy Services, LLC, Redback Coil Tubing, LLC and Great White Sand Tiger Lodging Ltd as of the dates thereof and their combined results of operations and changes in financial position for the periods then ended.

2.9 Transactions with Affiliates. Except as described in the Form S-1, Mammoth is not a party to or subject to any agreements, contracts or obligations with any of its Affiliates, any direct or indirect equity owner of Mammoth, any Affiliate or family member of any such equity owner, or any officer, director, manager or employee of Mammoth that is required to be disclosed in the Form S-1 under Regulation S-K of the Securities Act.

2.10 Registration Rights. Except as described in the Form S-1, Mammoth has not granted or agreed to grant any registration rights with respect to the registration of its securities under the Securities Act, including piggyback registration rights, to any Person.

2.11 Disclosure. Mammoth has made available to Contributor all the information reasonably available to Mammoth that Contributor has requested for deciding whether to acquire the Common Units, including certain of Mammoth’s projections describing its proposed business plan, which were prepared in good faith, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the projections will actually be attained. Accordingly, Mammoth makes no representation or warranty regarding the accuracy of such projections.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Contributor hereby represents and warrants to Mammoth as of the Effective Date and as of the Closing Date (except to the extent that any such representation or warranty expressly relates to another date, in which case such representation or warranty shall be as of such date) as follows:

3.1 Organization of Contributor. Contributor (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the corporate power and authority necessary to own or lease its properties and to carry on its business as currently conducted and (d) is not in breach or violation of, or default under, any provision of its Organizational Documents. Contributor has not approved or taken any action, and there is not pending or (to Contributor’s knowledge) threatened Action for the dissolution, liquidation, insolvency or rehabilitation of Contributor.

3.2 Power and Authority; Enforceability. Contributor has the relevant corporate power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Contributor has taken all action necessary to authorize its execution and delivery by Contributor of each Transaction Document to which Contributor is a party, the performance of its obligations thereunder and the consummation by Contributor of the Transactions. Each Transaction Document to which Contributor is a party has been duly authorized, executed and delivered by Contributor, and constitutes the legal, valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, subject to the Enforceability Exception.

3.3 No Violation; Necessary Approvals. The execution and the delivery by Contributor of this Agreement and the other Transaction Documents to which Contributor is a party, the performance by Contributor of its obligations hereunder and thereunder and the consummation of the Transactions by Contributor will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which Contributor is a party or by which it is bound or any of its assets is subject, or any provision of Contributor’s Organizational Documents as in effect on the Closing Date; (ii) result in the imposition of any Lien upon any assets owned by Contributor, including without limitation the Interests; (iii) require any Consent under any Contract or Organizational Document to which Contributor is a party or by which it is bound, other than such Consents that have been obtained or will be obtained prior to the Closing; or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

3.4 Title to Interests. Contributor is the record and beneficial owner of the Interests and, upon sale and delivery of the Interests to Mammoth and upon payment by Mammoth to Contributor of the Closing Consideration, Contributor will convey to Mammoth good and marketable title to the Interests, free and clear of all Liens other than those arising under federal and state securities Laws. There are no transfer restrictions (other than applicable federal and state securities Laws), voting restrictions, preemptive rights, rights of first refusal or any other rights pursuant to any contract, arrangement or understanding entered into or acknowledged by Contributor or its Affiliates imposed upon or with respect to the Interests, and no notices or consents to or from any other party are required under any agreement, Law, Order or otherwise with respect to the transfer of the Interests hereunder, other than those arising under the respective limited liability company agreements of the entities whose interests are being transferred. Neither Contributor nor any of its Affiliates is a party to any members agreement, voting trust or other similar contract or agreement with respect to the Interests.

3.5 Accredited Investor. Contributor is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Common Units for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws. Contributor acknowledges that the Common Units will not be registered under the Securities Act or any applicable state securities law, and that the Common Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

ARTICLE 4

COVENANTS

4.1 General.

(a) Subject to the terms and conditions provided in this Agreement, each Party covenants and agrees to use commercially reasonable efforts and cooperate with each other in (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or from any Governmental Body or third party) in connection with the Transactions, (ii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, waivers, permits or authorizations and (iii) taking all actions and doing, or causing to be done, all things necessary, proper and/or appropriate to consummate and make effective the Transactions.

(b) If any time after the Closing any further action is necessary or desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any Permits and Consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under Article 7).

4.2 Covenants of Contributor. From the Effective Date through the Closing, the Contributor will not, without the prior written consent of Mammoth:

(a) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Interests; or

(b) cause or take any action that would render any of the representations or warranties set forth in Article 3 untrue in any material respect.

Notwithstanding anything in this Agreement to the contrary, Contributor shall be permitted to (i) participate in negotiations or discussions with any person or group of persons other than Mammoth and its Affiliates that has made (and not withdrawn) an unsolicited offer, indication of interest, proposal or inquiry relating to an alternative transaction that it believes in good faith would reasonably be expected to result in a transaction more favorable to the stockholders of Contributor than the Transactions, (ii) thereafter furnish to such third party non-public information relating to the Interests for the purpose of assisting with or facilitating an alternative transaction, and (iii) after the termination of this Agreement pursuant to Section 6.1 enter into an alternative transaction or any agreement, arrangement or understanding, including, without limitation, any letter of intent, term sheet or other similar document, relating to an alternative transaction with such third party.

4.3 Covenants of Mammoth. From the Effective Date through the Closing, and except as contemplated by or as may be specified in this Agreement, the Transactions, the IPO or the Form S-1, Mammoth will not, without the prior written consent of the Contributor:

(a)	amend its Organizational Documents;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Common Units or any other debt or equity securities or equity equivalents (including any options or appreciation rights);

(c) split, combine or reclassify any of its Equity Interests, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of its Equity Interests, make any other actual, constructive or deemed distribution in respect of its Equity Interests or otherwise make any payments to unitholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

(d) sell, lease, license, transfer, distribute or otherwise dispose of any material assets in any single transaction or series of related transactions or permit or cause Holdings to do so;

(e) except as may be required as a result of a change in law or in GAAP, materially change any of the accounting principles, practices or methods used by it; or

(f) cause or take any action that would render any of the representations and warranties set forth in Article 2 untrue in any material respect.

4.4 Confidentiality. Each Party will, and will cause each of its respective Affiliates, directors, officers, employees, agents, representatives and similarly situated persons to treat and hold as confidential, and not use or disclose, all of the information possessed by such person concerning the Transactions, the Holdings Contribution, the Rhino Contribution, the IPO, Mammoth, its business, the negotiation or existence and terms of this Agreement and the business affairs of Contributor, except for disclosures (i) to the person’s professional advisors, the actions for which the disclosing person will be responsible, (ii) required for such person to perform obligations it may have under this Agreement, including the completion of the IPO, or (iii) required by applicable Law or securities exchange regulations.

4.5 Notice. From the Effective Date through the Closing, each Party shall give prompt written notice to the other Party of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

4.6 Form S-1.

(a) Mammoth shall prepare an amendment to the Form S-1 and, if required, Contributor shall prepare a Current Report on Form 8-K, each of which shall include descriptions of this Agreement and the Transactions and such forms shall be filed with the Commission. The Parties shall cooperate and consult with each other with respect to the disclosure of the Transactions contained in the Form 8-K and the Form S-1. Mammoth shall promptly provide copies or all written comments received from the Commission, and consult with Contributor with respect to any comments received from the Commission regarding the Transaction, and make available to Contributor upon its request a complete and correct copy of any amendments that are filed with the Commission. At its effective time, the Form S-1 shall comply as to form in all material respects with the rules and regulations promulgated by the Commission under the Securities Act and shall not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. Mammoth will advise Contributor, after it receives notice thereof, of the time when Form S-1 has become effective or any supplement or amendment has been filed, or the issuance of any stop order.

(b) Mammoth shall use its commercially reasonable efforts to include such number of Common Units of Contributor requested by Contributor to be included in the Form S-1 as a selling unitholder and such Common Units shall be included in the underwriting on the same terms and conditions as the Common Units being offered by Mammoth, subject to Contributor entering into the underwriting agreement. If the managing underwriters advise Mammoth that in their good faith judgment the number of Common Units requested to be included in the Form S-1 by Contributor exceeds the number which can be sold in the IPO without materially and adversely affecting the marketability of the IPO, then the Form S-1 shall include the maximum number of shares that the managing underwriters advise can be sold in the IPO by Contributor allocated as follows: (i) first, the Common Units that Mammoth proposes to sell, and (ii) second, to the extent that any other Common Units may be included without exceeding the limitations recommended by the underwriters as aforesaid, such number of Common Units to be included in the Form S-1 by Contributor, Holdings and Rhino will be included on a pro rata basis (or in such other proportion mutually agreed among Contributor, Holdings and Rhino).

4.7 Access. Mammoth will cause or permit representatives of Contributor to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Mammoth, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Holdings Contribution, the Rhino Contribution, the IPO, the Transactions and such other information to enable Contributor to determine the satisfaction of the conditions to closing set forth in Section 5.1 and will furnish copies of all such books, records, Contracts, and documents and all financial, operating and other data, and other information as Contributor may reasonably request; provided, however, that no investigation pursuant to this Section 4.7 will affect any representations or warranties made herein or the conditions to the Parties’ obligations to consummate the Transactions. From and after the Closing Date, Mammoth will give the Contributor’s representatives reasonable access to such documentation and information and reasonable access to, and cause the cooperation of, employees of Mammoth which the Contributor may reasonably require (i) to prepare and file Tax returns and to respond to any issues which may arise with respect to Taxes for which the Contributor is responsible to the extent relating to their ownership of the Interests and (ii) to defend any claim which the Contributor is required to defend in connection with its ownership of the Interests prior to the Closing Date.

4.8 Non-Solicitation.

(a) During the Restricted Period, Mammoth shall not (and shall cause its Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Contributor (or any of its Affiliates other than Stingray Pressure Pumping, Stingray Logistics, Muskie or Bison) to leave his or her employment, or in any way interfere with the relationship between the Contributor (or any of its Affiliates other than Stingray Pressure Pumping, Stingray Logistics, Muskie or Bison) and any such employee, (ii) hire any person who was an employee of the Contributor (or any of its Affiliates other than Stingray Pressure Pumping, Stingray Logistics, Muskie or Bison) at any time during the six-month period immediately prior to the date on which such hiring would take place, or (iii) with respect to business of the Contributor, call on, solicit or service any customer, charterer, lessor, vendor, licensee, licensor or other business relation of the Contributor in order to induce or attempt to induce such Person to cease doing or decrease their business with the Contributor or its Affiliates, or in any way interfere with the relationship between any such customer, charterer, lessor, vendor, licensee, licensor or other business relation of the Contributor or its Affiliates (including making any negative statements or communications about the Contributor or its Affiliates). Notwithstanding the foregoing, the restrictions set forth in this Section 4.8 shall not prohibit (A) the employment of employees of the Contributor who solicit Mammoth for employment or (B) the solicitation of employees through general advertising (e.g., newspaper or internet), or the hiring of employees responding thereto.

(b) If, at the time of enforcement of any of the provisions of this Section 4.8, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The Parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by Law.

(c) Notwithstanding anything to the contrary contained herein, the Restricted Period shall be extended with respect to Mammoth for a period equal to any time period that Mammoth breaches or otherwise is in violation of Section 4.8(a).

(d) If Mammoth or any of its Affiliates breaches, or threatens to commit a breach of, any of the provisions of this Section 4.8, the Contributor shall have the right and remedy (i) to have the restrictive covenants of this Section 4.8 specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of these restrictive covenants would cause irreparable injury to the Contributor and that money damages would not provide an adequate remedy to the Contributor; and (ii) to require Mammoth to account for and pay over to the Contributor any profits, monies, accruals, increments or other benefits derived or received by Mammoth as the result of any transactions constituting the breach. Each of the rights and remedies set forth herein shall be independent of the others, severally enforceable, and in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

ARTICLE 5

CLOSING

5.1 Conditions Precedent.

(a) Conditions to Each Party’s Obligations. The obligations of each Party to effect the Transactions shall be subject to the satisfaction or waiver of the following conditions:

(i) No Law or Order shall have been enacted, issued, entered, promulgated or enforced by any Governmental Body that prohibits the consummation of the Transactions, the Holdings Contribution, the Rhino Contribution or the IPO (which condition may not be waived by any Party), nor shall any proceeding brought by a Governmental Body of competent jurisdiction be pending that seeks the foregoing;

(ii) The Commission shall have advised Mammoth that the Form S-1 has been declared effective and each Party shall be satisfied that the IPO will be completed; and

(iii) Any governmental or regulatory notices, approvals or other requirements necessary to consummate the Transactions, the Holdings Contribution, the Rhino Contribution and the IPO shall have been given, obtained or complied with, as applicable.

(b) Conditions to Obligations of Mammoth. The obligations of Mammoth to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction (or waiver by it in writing) of the following conditions:

(i) The representations and warranties of the Contributor contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) Contributor shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(iii) All Liens on the Interests under Contributor’s loan documents shall have been released by the lenders thereunder.

(iv) Contributor shall have executed and delivered to Mammoth the documents required to be delivered by it pursuant to Section 5.3 hereof.

Any or all of the foregoing conditions may be waived by Mammoth in its sole and absolute discretion.

(c) Conditions to Obligations of the Contributor. The obligations of the Contributor to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction (or waiver by it in writing) of the following conditions:

(i) The representations and warranties of Mammoth contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date);

(ii) Mammoth shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(iii) Contributor shall have determined that the terms and conditions of the Holdings Contribution and the Rhino Contribution, including, without limitation, matters relating to title to the Equity Interests held by Holdings and Rhino, respectively, and contributed to Mammoth, and the IPO, including, without limitation, the IPO Price, the net proceeds of the IPO and the number of Common Units of Contributor included in the IPO, are acceptable to Contributor in its sole and absolute discretion;

(iv) The Common Units shall have been approved for listing on The NASDAQ Global Market or the NASDAQ Global Select Market or another national securities exchange, subject only to official notice of issuance;

(v) The Holdings Contribution and the Rhino Contribution shall have occurred;

(vi) No material adverse change in the condition, financial or otherwise, or in the assets, earnings, business, condition (financial or otherwise), management, results of operations or prospects of Mammoth, whether or not arising in the ordinary course of business, shall have occurred; and

(vii) Mammoth shall have executed and delivered to the Contributor the documents required to be delivered pursuant to Section 5.4 hereof.

Any or all of the foregoing conditions may be waived by Contributor in its sole and absolute discretion.

5.2 Time and Place; Closing. Unless this Agreement shall have terminated pursuant to Article 6, the closing of the Transactions (the “Closing”) shall occur upon the satisfaction or waiver of the conditions in Section 5.1 (the “Closing Date”). The Closing shall take place at a place as determined by Contributor and Mammoth.

5.3 Contributor’s Closing Deliveries. On the Closing Date, Contributor shall deliver or cause to be delivered to Mammoth the following closing documents:

(a) Instruments of conveyance and assignment, substantially in the form attached hereto as Exhibit A (the “Assignments”), and any other documents or certificates that are in the possession of Contributor which are reasonably requested by Mammoth and are reasonably necessary or desirable in connection with the assignment, transfer, conveyance, contribution and delivery of the Interests to Mammoth and to effectuate the transactions contemplated hereby;

(b) A certification regarding the accuracy in all material respects of Contributor’s representations and warranties in this Agreement at the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date); and

(c) The Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”) duly executed and delivered by the Contributor.

5.4 Mammoth’s Closing Deliveries. On the Closing Date, Mammoth shall deliver or cause to be delivered to the Contributor the following closing documents:

(a) Mammoth shall have issued the Common Units to Contributor either in the form of one or more certificates, in such names as Contributor shall direct, or through the electronic registration of such Common Units with the Depository Trust Company, a New York corporation;

(b) A certification regarding the accuracy in all material respects of each of Mammoth’s representations and warranties in this Agreement at the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date); and

(c) The Investor Rights Agreement duly executed and delivered by Mammoth.

ARTICLE 6

TERMINATION

6.1 Termination. This Agreement may be terminated as follows:

(a) by mutual written consent of the Parties;

(b) by either Party if any court of competent jurisdiction in the United States or other United States federal or state Governmental Body shall have issued a final Order or taken any other final action, restraining, enjoining or otherwise prohibiting the Transactions, the Gulfport Contribution, the Holdings Contribution, the Rhino Contribution or the IPO and such order, decree, ruling or other action is or shall have become nonappealable;

(c) by Mammoth, upon a breach of any representation, warranty, covenant or agreement on the part of the Contributor set forth in this Agreement such that the conditions set forth in Section 5.1(a) and (b) shall have become incapable of fulfillment and such breach shall not have been waived by Mammoth;

(d) by Contributor, upon a breach of any representation, warranty, covenant or agreement on the part of Mammoth set forth in this Agreement such that the conditions set forth in Section 5.1(a) and (c) shall have become incapable of fulfillment and such breach shall not have been waived by Contributor; or

(e) by either Party if the Closing does not occur by January 31, 2014, or at such earlier time as Mammoth determines not to proceed with or otherwise terminates the IPO.

6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1 (the date of such termination or abandonment is referred to in this Agreement as the “Termination Date”), this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, unitholders or stockholders other than the provisions of this Section 6.2 and Article 7 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification.

(a) Contributor shall indemnify and hold Mammoth and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, members, unitholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty the Contributor has made in this Agreement; or (ii) any breach, violation or default by Contributor of any covenant, agreement or obligation of Contributor in this Agreement.

(b) Mammoth shall indemnify and hold the Contributor and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, members, stockholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty Mammoth has made in this Agreement; or (ii) any breach, violation or default by Mammoth of any covenant, agreement or obligation of Mammoth in this Agreement.

7.2 Indemnification Claim Procedures.

(a) If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice. An Indemnitor may elect at any time to assume and thereafter conduct the defense of the Indemnification Claim with counsel of the Indemnitor’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within ten (10) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnitor will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Indemnified Party.

(b) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

ARTICLE 8

MISCELLANEOUS

8.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below.

“Action” has the meaning set forth in Section 2.1.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Assignments” has the meaning set forth in Section 5.3(a).

“Bison” has the meaning set forth in the Recitals.

“Bison Interests” have the meaning set forth in the Recitals.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Oklahoma and the State of New York.

“Closing” or “Closing Date” has the meaning set forth in Section 5.2.

“Closing Consideration” has the meaning set forth in Section 1.2.

“Commission” has the meaning set forth in Section 2.8.

“Common Units” means common units representing limited partner interests of Mammoth.

“Consent” means any consent, order, waiver, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Person or Governmental Body or under any applicable Laws.

“Contract” has the meaning set forth in Section 2.3.

“Contributor” has the meaning set forth in the introductory paragraph hereto.

“Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation in connection with any Action or threatened Action.

“Effective Date” has the meaning set forth in the introductory paragraph hereto.

“Enforceability Exception” has the meaning set forth in Section 2.2.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Equity Rights with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Equity Rights with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Equity Rights” has the meaning set forth in Section 2.5.

“Form S-1” has the meaning set forth in Section 2.8.

“GAAP” has the meaning set forth in Section 2.8.

“Governmental Body” has the meaning set forth in Section 2.3.

“Gulfport Contribution” means the Contributor’s contributions of the Interests to Mammoth in return for Common Units pursuant to this Agreement.

“Holdings” means Mammoth Energy Holdings LLC, a Delaware limited liability company.

“Holdings Contribution” means a transaction or series of related transactions pursuant to which Holdings contributes the following to Mammoth in return for Common Units: (i) all of the Equity Interests in Redback Energy Services LLC, Redback Coil Tubing LLC, Panther Drilling Systems LLC, Great White Dunvegan SARL (or its successor), Dunvegan North Oilfield Services, ULC and Great White Sand Tiger Lodging Ltd. and (ii) all Equity Interests in the following entities other than those constituting the Interests and those Equity Interests in Muskie held by Rhino: Stingray Pressure Pumping, Stingray Logistics, Muskie and Bison.

“Holdings Registration Rights Agreement” means the registration rights agreement by and among Holdings and Mammoth to be dated as of the date of the Investor Rights Agreement.

“Indemnification Claim” has the meaning set forth in Section 7.2(a).

“Indemnified Party” has the meaning set forth in Section 7.2(a).

“Indemnitor” has the meaning set forth in Section 7.2(a).

“Interests” have the meaning set forth in the Recitals.

“Investor Rights Agreement” has the meaning set forth in Section 5.3(c).

“IPO” means the underwritten initial public offering of Mammoth in which it will issue Common Units pursuant to the Form S-1.

“IPO Price” means the price per Common Unit in the IPO, as set forth on the cover page of the final Prospectus relating to the IPO.

“Law” has the meaning set forth in Section 2.3.

“Lien” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

“Mammoth” has the meaning set forth in the introductory paragraph hereto.

“Muskie” has the meaning set forth in the Recitals.

“Muskie Interests” have the meaning set forth in the Recitals.

“Order” has the meaning set forth in Section 2.3.

“Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company agreement or operating agreement, participating agreements, certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement and any other governing instrument, as applicable.

“Party” or “Parties” has the meaning set forth in the introductory paragraph hereto.

“Permit” has the meaning set forth in Section 2.3.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prospectus” means Mammoth’s final prospectus as filed pursuant to Rule 424 under the Securities Act with the Commission.

“Restricted Period” means one year following the Closing Date.

“Rhino” means Rhino Resource Partners LP, a Delaware limited partnership.

“Rhino Contribution” means the transaction pursuant to which Rhino contributes all of its Equity Interests in Muskie to Mammoth in return for Common Units.

“Rhino Registration Rights Agreement” means the registration rights agreement by and among Rhino and Mammoth.

“Securities Act” means Securities Act of 1933, as amended.

“Stingray Interests” have the meaning set forth in the Recitals.

“Stingray Logistics” has the meaning set forth in the Recitals.

“Stingray Pressure Pumping” has the meaning set forth in the Recitals.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other legal entity which the applicable Person owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the equity interests or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Taxes” means all applicable U.S. federal, state, local and foreign income, withholding, property, sales, franchise, employment, transfer, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to taxes with respect thereto.

“Termination Date” has the meaning set forth in Section 6.2.

“Transaction Documents” has the meaning set forth in Section 2.2.

“Transactions” has the meaning set forth in Section 2.2.

“Underwriting Agreement” means that certain underwriting agreement to be entered into in connection with the IPO by and among Mammoth and the underwriters in the IPO and, if applicable, the selling unitholders, which may include the Contributor.

“Wexford” means Wexford Capital LP.

8.2 Entire Agreement. This Agreement, together with the other Transaction Documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in Article 7, there are no third party beneficiaries having rights under or with respect to this Agreement.

8.3 Assignment; Binding Effect. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any such assignment by a Party without prior written approval of the other Party will be deemed invalid and not binding on such other Party. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

8.4 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth Business Day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or is received on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

8.5 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in Oklahoma City, Oklahoma having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

8.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

8.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

8.8 Amendment; Extensions; Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing, makes reference to this Agreement and the provision(s) to be amended, modified, replaced, terminated or canceled and is signed by Contributor and Mammoth. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

8.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

8.10 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Contributor shall have no liability or responsibilities for any costs or expenses incurred in connection with the preparation, execution and performance of the transactions contemplated by the Holdings Contribution and the Rhino Contribution, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. All fees and expenses incurred in connection with the IPO, including, without limitation, the preparation and filings of the Form S-1 shall be borne solely and entirely by Mammoth with the exception of any underwriter discounts incurred in connection with any sale of Common Units by Contributor in the IPO which such discounts and commissions shall borne by the Contributor.

8.11 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

8.12 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

CONTRIBUTOR: GULFPORT ENERGY CORPORATION

By:
Name:	Michael G. Moore
Title:	Chief Executive Officer

Address for Notices: Gulfport Energy Corporation 14313 N. May Avenue, Suite 100 Oklahoma City, Oklahoma 73134 Fax: (405) 848-8816

[Signature Page to Contribution Agreement]

MAMMOTH: MAMMOTH ENERGY PARTNERS LP

By:	MAMMOTH ENERGY PARTNERS GP LLC, its general partner

By:
Name:
Title:

Address for Notices: Mammoth Energy Partners LP 4727 Gaillardia Parkway, Suite 200 Oklahoma City, OK 73142 Fax: (405) 242-4203

[Signature Page to Contribution Agreement]

EXHIBIT A

Form of Assignment

[attached]

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

This ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS (this “Assignment”), dated as of                     , 2014 (the “Effective Date”), is between Gulfport Energy Corporation, a Delaware corporation (the “Transferor”), and Mammoth Energy Partners LP, a Delaware limited partnership (the “Transferee”). The Transferor and the Transferee are hereinafter sometimes referred to individually as a “Party” and together as the “Parties.” Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Contribution Agreement (as defined below).

RECITALS

WHEREAS, the Transferor owns (i) a 50% limited liability company interest in each of Stingray Pressure Pumping LLC and Stingray Logistics LLC, in each case subject to adjustment in accordance with the terms of the applicable limited liability company agreement (together, the “Stingray Interests”), (ii) a 25% limited liability company interest in Muskie Proppant LLC, subject to adjustment in accordance with the terms of the limited liability company agreement (the “Muskie Interests”), and (iii) a 40% limited liability company interest in Bison Drilling & Field Services LLC, subject to adjustment in accordance with the terms of the limited liability company agreement (the “Bison Interests,” and together with the Stingray Interests and the Muskie Interests, the “Interests”); and

WHEREAS, pursuant to the terms of the Contribution Agreement dated as of the date hereof (the “Contribution Agreement”), between the Transferor and the Transferee, the Transferor has agreed to assign, transfer, convey, contribute and deliver the Interests to the Transferee and to effectuate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto promise and agree as follows:

1. Assignment of the Interests. The Transferor hereby assigns, transfers, conveys, contributes and delivers to the Transferee, and its successors and assigns, all of the Transferor’s right, title and interest in, to and under the Interests, free and clear of all Liens other than those arising under federal and state securities Laws.

2. Effectiveness of Assignment. The assignment, transfer, conveyance, contribution and delivery of the Interests shall be effective on the Effective Date.

3. Further Assurances. Each Party hereby agrees that from time to time after delivery of this Assignment such Party shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered such further transfers, assignments, conveyances and assurances as may be reasonably requested by the other Party in order to effect the full assignment and transfer of the Interests.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

5. Counterparts; Facsimile. This Assignment may be executed and delivered in counterparts, both of which will be deemed an original, and which together will constitute but one and the same instrument. Signatures of the Parties transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”) form or other electronic transmission shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the date first written above.

TRANSFEROR: GULFPORT ENERGY CORPORATION

By:
Name:	Michael G. Moore
Title:	Chief Executive Officer

TRANSFEREE: MAMMOTH ENERGY PARTNERS LP

By:	MAMMOTH ENERGY PARTNERS GP LLC, its General Partner

By:
Name:
Title:

3

EXHIBIT B

Form of Investor Rights Agreement

[attached]

4